Exhibit 99.1

Contacts:   Rob Stewart
Investor Relations
Tel (949) 480-8300
Fax (949) 480-8301

FOR RELEASE
May 3, 2010

ACACIA RESEARCH SUBSIDIARY, IP INNOVATION LLC,
RECEIVES JURY VERDICT IN PATENT INFRINGEMENT CASE

NEWPORT BEACH, Calif – (BUSINESS WIRE) – May 3, 2010 – Acacia Research Corporation’s (Nasdaq : ACTG) subsidiary, IP Innovation LLC, along with co-plaintiff Technology Licensing Corporation (TLC), received a jury verdict on April 30th, 2010, in a patent infringement trial concerning three U.S. Patents originally issued to Xerox’s PARC research center.  The patents-in-suit represented some of Xerox’s early work in the 1980’s to develop and improve the graphical user interface and virtual workspaces presented on computer displays.  The case was brought by IP Innovation and TLC against Red Hat and Novell in the District Court for the Eastern District of Texas (Case No: 2:07-cv-00447).   The jury determined that the patents were invalid and not infringed.

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research’s subsidiaries partner with inventors and patent owners, license the patents to corporate users, and share the revenue.  Acacia Research’s subsidiaries control over 140 patent portfolios, covering technologies used in a wide variety of industries.

Information about Acacia Research is available at www.acaciatechnologies.com and www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon our current expectations and speak only as of the date hereof.  Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions.  Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition.  We undertake no obligation to revise or update publicly any forward-looking statements for any reason.